EXHIBIT 99

SPS Commerce Reports First Quarter 2019 Financial Results

Company delivers 73rd consecutive quarter of topline growth, with 14% growth in recurring revenue over 2018

MINNEAPOLIS, April 25, 2019 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq: SPSC), a leader in retail cloud services, today announced financial results for the first quarter ended March 31, 2019.

Revenue was $66.9 million in the first quarter of 2019, compared to $59.1 million in the first quarter of 2018, reflecting 13% growth in revenue from the first quarter of 2018. Recurring revenue grew 14% from the first quarter of 2018.

Net income in the first quarter of 2019 was $6.8 million or $0.38 per diluted share, compared to net income of $3.3 million or $0.19 per diluted share, in the first quarter of 2018. Non-GAAP income per diluted share was $0.60 compared to non-GAAP income per diluted share of $0.39 in the first quarter of 2018.

Adjusted EBITDA for the first quarter of 2019 increased 51% to $16.4 million compared to the first quarter of 2018.

“SPS Commerce’s differentiated value proposition of leading technology, scale and industry expertise position the company to gain market share as the retail industry continues its digital transformation journey,” said Archie Black, President and CEO of SPS Commerce.  “As retail trends fuel the need for business process automation and increased efficiency, SPS Commerce continues to redefine EDI solutions and full-scale retail change management.”

“We posted strong performance in the first quarter of 2019, continuing to execute to our long-term financial targets while growing our network of customers,” said Kim Nelson, CFO of SPS Commerce.

Guidance

For the second quarter of 2019, revenue is expected to be in the range of $67.7 million to $68.2 million.  Second quarter net income per diluted share is expected to be in the range of $0.33 to $0.35 with fully diluted weighted average shares outstanding of approximately 18.0 million shares.  Non-GAAP income per diluted share is expected to be in the range of $0.51 to $0.53.  Adjusted EBITDA is expected to be in the range of $15.8 million to $16.3 million.  Non-cash, share-based compensation expense is expected to be approximately $3.3 million, depreciation expense is expected to be approximately $2.8 million and amortization expense is expected to be approximately $1.3 million.

For the full year of 2019, revenue is expected to be in the range of $275.0 million to $276.5 million, representing approximately 11% growth over 2018. Full year net income per diluted share is expected to be in the range of $1.39 to $1.45 with fully diluted weighted average shares outstanding of approximately 18.0 million shares.   Non-GAAP income per diluted share is expected to be in the range of $2.16 to $2.22. Adjusted EBITDA is expected to be in the range of $65.0 to $66.5 million, representing approximately 27% to 30% growth over 2018. Non-cash, share-based compensation expense is expected to be approximately $15.5 million, depreciation expense is expected to be approximately $11.3 million and amortization expense is expected to be approximately $5.2 million.

Quarterly Conference Call

SPS Commerce will discuss its quarterly results today via teleconference at 3:30 p.m. CT (4:30 p.m. ET). To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, with Conference ID # 3283868 at least five minutes prior to the 3:30 p.m. CT start time. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu.  The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce perfects the power of trading partner relationships with the industry's most broadly adopted, retail cloud services platform. As a leader in cloud-based supply chain management solutions, we provide proven integrations and comprehensive retail performance analytics to thousands of customers worldwide. SPS Commerce has achieved 73 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, please contact SPS Commerce at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo, RETAIL UNIVERSE, 1=INFINITY logo, AS THE NETWORK GROWS, SO DOES YOUR OPPORTUNITY, INFINITE RETAIL POWER, RETAIL UNIVERSE are marks of SPS Commerce, Inc. and Registered in the U.S. Patent and Trademark Office. RSX, IN:FLUENCE, and others are further marks of SPS Commerce

Use of Non-GAAP Financial Measures

To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses and planning purposes. It uses Adjusted EBITDA for purposes of determining executive and senior management incentive compensation. These measures are also presented to the company's board of directors.

Adjusted EBITDA consists of net income adjusted for depreciation and amortization, interest expense, interest income, income tax expense, stock-based compensation expense, and other adjustments as necessary for a fair presentation. SPS Commerce uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from operating results the impact of the company's capital structure. SPS Commerce believes Adjusted EBITDA is useful to an investor in evaluating the company's operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company's capital structure and the method by which assets were acquired.

Non-GAAP income per share consists of net income plus stock-based compensation expense, amortization expense related to intangible assets, and other adjustments as necessary for a fair presentation, divided by the weighted average number of shares of common stock outstanding during each period.  SPS Commerce includes an adjustment to non-GAAP income to reflect the income tax effects of the adjustments to GAAP net income. To quantify these tax effects, SPS Commerce recalculates income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments (e.g., stock-based compensation expense). The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

SPS Commerce believes non-GAAP income per share is useful to an investor because it is widely used to measure a company's operating performance.  These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world, our positioning for the future and our performance for the second quarter and full year of 2019, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2018, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except share amounts)

	March 31,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$143,715	$133,859
Short-term investments	41,683	44,537
Accounts receivable, less allowance for doubtful accounts of $1,478 and $1,392, respectively	28,301	27,488
Deferred costs	34,692	34,502
Other current assets	8,858	9,229
Total current assets	257,249	249,615
PROPERTY AND EQUIPMENT, less accumulated depreciation of $43,702 and $41,175, respectively	20,710	20,957
OPERATING LEASE RIGHT-OF-USE ASSET	15,234	—
GOODWILL	70,075	69,658
INTANGIBLE ASSETS, net	21,572	22,741
OTHER ASSETS
Deferred costs	11,199	10,973
Deferred income tax asset	9,528	10,456
Other assets	1,630	1,723
Total assets	$407,197	$386,123
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$4,391	$4,440
Accrued compensation	11,974	20,415
Accrued expenses	4,619	4,558
Deferred revenue	28,889	25,328
Deferred rent	—	1,781
Operating lease liabilities	3,509	—
Total current liabilities	53,382	56,522
OTHER LIABILITIES
Deferred revenue	2,649	2,512
Deferred rent	—	5,371
Operating lease liabilities	17,723	—
Deferred income tax liability	1,315	1,376
Other non-current liabilities	1,424	1,368
Total liabilities	76,493	67,149
COMMITMENTS and CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value; 55,000,000 shares authorized; 17,913,306 and 17,757,628 shares issued; and 17,467,682 and 17,345,736 outstanding, respectively	18	18
Treasury stock, at cost; 445,624 and 411,892 shares, respectively	(28,645)	(25,679)
Additional paid-in capital	339,730	332,592
Retained earnings	22,074	15,261
Accumulated other comprehensive loss	(2,473)	(3,218)
Total stockholders’ equity	330,704	318,974
Total liabilities and stockholders’ equity	$407,197	$386,123

Subject to reclassification

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018
Revenues	$66,934	$59,092
Cost of revenues	21,367	19,758
Gross profit	45,567	39,334
Operating expenses
Sales and marketing	17,922	18,647
Research and development	6,192	5,132
General and administrative	12,770	10,130
Amortization of intangible assets	1,304	1,125
Total operating expenses	38,188	35,034
Income from operations	7,379	4,300
Other income (expense)
Interest income, net	577	414
Other expense, net	(47)	(154)
Change in earn-out liability	(56)	—
Total other income, net	474	260
Income before income taxes	7,853	4,560
Income tax expense	1,040	1,306
Net income	$6,813	$3,254

Net income per share
Basic	$0.39	$0.19
Diluted	$0.38	$0.19

Weighted average common shares used to compute net income per share
Basic	17,471	17,093
Diluted	17,992	17,307

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)
	Three months ended
	March 31,
	2019	2018
Cash flows from operating activities
Net income	$6,813	$3,254
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	838	1,020
Change in earn-out liability	56	—
Depreciation and amortization of property and equipment	2,637	2,083
Amortization of intangible assets	1,304	1,125
Provision for doubtful accounts	655	410
Stock-based compensation	5,294	3,533
Other, net	(240)	(32)
Changes in assets and liabilities
Accounts receivable	(1,328)	(1,520)
Deferred costs	(414)	(1,628)
Other current and non-current assets	(337)	367
Accounts payable	353	317
Accrued compensation	(8,843)	(3,939)
Accrued expenses	60	(592)
Deferred revenue	3,698	3,680
Deferred rent	—	1,271
Operating leases	(345)	—
Net cash provided by operating activities	10,201	9,349
Cash flows from investing activities
Purchases of property and equipment	(2,899)	(3,884)
Purchases of investments	(12,447)	(19,927)
Maturities of investments	15,225	17,500
Acquisitions of businesses and intangible assets, net of cash acquired	—	(381)
Net cash used in investing activities	(121)	(6,692)
Cash flows from financing activities
Repurchases of common stock	(2,966)	(5,871)
Net proceeds from exercise of options to purchase common stock	2,472	715
Net cash used in financing activities	(494)	(5,156)
Effect of foreign currency exchange rate changes	270	(81)
Net increase (decrease) in cash and cash equivalents	9,856	(2,580)
Cash and cash equivalents at beginning of period	133,859	123,127
Cash and cash equivalents at end of period	$143,715	$120,547

Subject to reclassification

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands)

	Three Months Ended
	March 31,
	2019	2018
Net income	$6,813	$3,254
Depreciation and amortization of property
and equipment	2,637	2,083
Amortization of intangible assets	1,304	1,125
Interest income, net	(577)	(414)
Income tax expense	1,040	1,306
Stock-based compensation expense	5,294	3,533
Other	(61)	-
Adjusted EBITDA	$16,450	$10,887

Net income	$6,813	$3,254
Stock-based compensation expense	5,294	3,533
Amortization of intangible assets	1,304	1,125
Income tax effects of adjustments	(2,643)	(1,153)
Other	(61)	-
Non-GAAP income	$10,707	$6,759

Shares used to compute non-GAAP income per share
Basic	17,471	17,093
Diluted	17,992	17,307

Non-GAAP income per share
Basic	$0.61	$0.40
Diluted	$0.60	$0.39

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk
Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962

SPS-F